UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2009

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On Friday, December 11, GeoEye’s engineers detected an irregularity in the equipment GeoEye-1 uses to point the antenna that transmits imagery to receiving stations on the ground. The satellite remains fully capable of conducting tasking, imaging, and down-linking operations. There are no issues with the camera or camera electronics. This issue is isolated to the equipment that points the downlink antenna.

The irregularity appears to limit the range of movement of GeoEye-1’s downlink antenna, which may in turn affect GeoEye-1’s ability to image and downlink simultaneously. GeoEye-1 is able to downlink imagery to GeoEye’s four ground stations, since down-linking to these ground stations is separate from imaging activities. As a result, we expect no impact on our on-going ability to deliver imagery to the National Geospatial-Intelligence Agency (NGA) under the Service Level Agreement and to those of our regional affiliates for whom we collect and deliver imagery. This issue could affect a few of the Company’s overseas customers who own ground stations and have contracted to receive direct downlinks, to the extent they want to simultaneously collect and downlink imagery.

We had suspended imagery collections for the last few days while we investigated the irregularity. The Company expects to resume delivery of imagery soon to the NGA and to regional affiliates and resellers for whom we collect and deliver imagery. A team of GeoEye’s and its vendor’s engineers has been working to determine the cause of the problem and bring the satellite back into full service.

Management believes that the effect on the Company’s projected revenue should not exceed 10% for each of the Fourth Quarter 2009 or for fiscal 2010, assuming that we resume normal operations within the next few days. The Company will provide additional information as further testing is completed. Such information may result in a revision of the estimated impact on the Company’s revenue. Several scenarios could affect our estimate of the effect on revenue, including our ability to fix the irregularity and/or facilitate the provision of our services to our customers despite the irregularity. As a result, it is too soon to update the guidance previously provided by the Company.

The information contained in this Item 7.01 is being furnished and shall not be deemed "filed" with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward- looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “may,” “will,” “intends,” “estimates,” “expects,” “should,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. We have included important factors in the cautionary statements below, particularly under the heading “Risk Factors,” that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Except as required by law, we do not intend to update information contained in any forward-looking statement we make.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

December 16, 2009	By:	/s/ Joseph F. Greeves

Name: Joseph F. Greeves
Title: Executive Vice President and Chief Financial Officer